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[LETTERHEAD OF OMNICARE]


         OMNICARE                                                   NEWS RELEASE
--------------------------------------------------------------------------------

                                          FOR IMMEDIATE RELEASE

                                          CONTACT:
                                          Cheryl D. Hodges
                                          (859) 392-3331


                         OMNICARE ANNOUNCES PRELIMINARY
                          SECOND QUARTER 2000 RESULTS


                  COVINGTON, KENTUCKY, June 26, 2000. . . . Omnicare, Inc.
(NYSE:OCR) today announced that, based upon a review of its recent operating results, the Company expects to report earnings per diluted share of $0.15 to $0.18 for the second quarter ending June 30, 2000 as compared with consensus analysts' estimates of $0.22. Final results for the quarter are scheduled to be reported July 27, 2000.

                  The expected shortfall in earnings results primarily from lower-than-anticipated revenues in the Company's institutional pharmacy business as well as in its contract research organization ("CRO"). Total sales for the Company are expected to be in the range of $475 million to $490 million.

                  Joel F. Gemunder, President of Omnicare, explained, "In analyzing our most recent operating results, it has become increasingly apparent that the cumulative impact of the implementation of the Prospective Payment System ("PPS") for Medicare residents in skilled nursing facilities has continued to weaken the financial condition of many skilled nursing facilities. Lower reimbursement levels under PPS have, since implementation, resulted in lower occupancy and acuity levels. Congress attempted to remedy this situation by enacting the Balanced Budget Refinement Act ("BBRA") which was intended to provide a temporary increase in reimbursement rates, particularly for higher acuity residents, to be effective April 1, 2000. However, many of our customers report that payments at these new rates have been delayed. We have observed a churning of accounts as some skilled nursing facilities with severe cash flow problems attempt to move to new pharmacy providers to indirectly obtain vendor financing. It has therefore been necessary to apply more stringent standards in accepting new business, and to continue aggressively withdrawing from uneconomic accounts and those with an unstable financial condition. These factors, taken together, have had a dampening effect on net new account additions that we had expected for the quarter.

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OMNICARE ANNOUNCES PRELIMINARY SECOND QUARTER 2000 RESULTS
JUNE 26, 2000

                  "Additionally, in looking at most recent operating trends, we have seen that while the level of occupancy in the skilled nursing facilities we serve has remained relatively stable - albeit at its lowest level in some years
- lower drug utilization in these facilities in the second quarter versus the first has resulted in a decline in the number of prescriptions filled per resident. We believe this lower utilization is a function of a more pronounced than expected impact of seasonality on the business. As well, there has been no appreciable increase in admissions of higher acuity residents among our customers which we view as directly related to the delays in BBRA reimbursement increases and uncertainty over payment rates and methodology over the near term. Accordingly, nursing facilities have continued to favor admission of residents with lower drug needs.

                  "On the plus side, we are pleased to report that our productivity and consolidation initiatives are on track and the significantly reduced costs resulting from these programs are mitigating the impact of the unfavorable sales trend for the quarter," Mr. Gemunder added.

                  As announced previously, Omnicare has embarked on a strategic initiative to streamline operations, reduce costs and increase the efficiency of its operating units by standardizing around best practices. This initiative is expected to generate pre-tax cost savings of $46 million ($29 million after tax or $0.32 per share) on an annualized basis by the end of 2000.

                  "Upon completion of two-thirds of this initiative, we remain on track to achieve our projected savings," Gemunder said. "At the end of May, we had merged or closed 50 pharmacy locations and four CRO and software offices as well as opened 8 new pharmacies, reflecting 84% of our planned net reduction in facilities. Additionally, we have implemented productivity programs in many pharmacies, and have achieved 86% of targeted headcount reductions."

                  Continuing, he said, "Looking at our CRO business, Omnicare Clinical Research, revenues for the second quarter will be softer than expected. Like many others in the industry, we continue to be impacted by delays in decision-making by pharmaceutical manufacturers in commencing clinical studies, related in part to merger activities, and to the cancellation of planned projects prior to commencement. While reported revenues for the quarter will be below the first quarter 2000 level, we are heartened by a solid increase in the backlog of projects since March 2000, reflecting new business wins during the second quarter, and a high level of bid proposals outstanding. During the quarter, we have also moved to fully integrate our CRO operations globally which should enhance business development and customer service while lowering our overall cost structure."

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OMNICARE ANNOUNCES PRELIMINARY SECOND QUARTER 2000 RESULTS
JUNE 26, 2000

                  Commenting on the outlook for Omnicare, Mr. Gemunder said, "We are disturbed that the financial difficulties of the skilled nursing facility market are being prolonged and that needed relief is being delayed to these providers of vital health care services to the frail elderly in the U.S. We, nevertheless, must react to what we hope is a short-term dislocation in this market. It is anticipated that the full relief offered through the BBRA will be forthcoming and, longer term, that new permanent changes to PPS recently proposed by the Health Care Financing Administration will be enacted. Moreover, Congress has recently indicated that it intends to enact legislation providing further financial relief. These actions, taken together, should restore financial health and more normalized operating trends to the long-term care industry.

                  "Meanwhile, lowering our operating cost structure and increasing the efficiency of our operations has been our highest priority. Although we have not yet completed our consolidation initiative, the majority of this plan has been accomplished and the targeted cost savings appear achievable. Also, as we have progressed through this program, we have identified additional opportunities for lowering costs which we have begun to implement. With this very important initiative moving toward completion, we are turning our full attention to building sales which will leverage significantly our newly lowered cost structure. In addition to new beds added, for which we currently have a backlog, we see major opportunities in disease management and on-site dialysis. Also, important to future growth are our new clinical programs for the broader-based senior marketplace, such as the recently announced program with GTE Corporation. We will also continue to lower costs and increase efficiency in our CRO business and to aggressively pursue new preferred provider relationships, such as our new agreement with Eli Lilly & Co., opportunities for geriatric research for which we are uniquely qualified, and other opportunities for top-line growth."

                  Concluding, he said, "In summary, while we are concerned about the government reimbursement pressures being placed on health care providers in the short-run, we nonetheless remain convinced of the soundness of the underlying fundamentals of our businesses and the value we bring to long-term care facilities and the residents they serve, payors and pharmaceutical manufacturers. The U.S. population continues to age and pharmaceuticals are the most cost-effective means of treating the elderly. Our pharmaceutical distribution and clinical services are in line with the need to lower health care costs and are vital to appropriate and cost-effective care of America's senior population. The acceleration of new drug discovery will drive continued outsourcing of research and development services which bodes well long-term for the CRO business. As we navigate through the current environment, we will remain focused on maintaining positive cash flow, improving growth and profitability and enhancing shareholder value."

                  Omnicare, based in Covington, Kentucky, is a leading geriatric pharmaceutical care company. Omnicare is the nation's largest provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional health care providers. Omnicare also provides comprehensive clinical research services for the pharmaceutical and biotechnology industries in 23 countries worldwide.

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OMNICARE ANNOUNCES PRELIMINARY SECOND QUARTER 2000 RESULTS
JUNE 26, 2000

                  Statements in this press release concerning Omnicare's business outlook or position or future economic performance, including expectations concerning second quarter earnings and revenues; the impact of PPS on nursing home admissions and census; the impact of the financial condition of skilled nursing facilities on Omnicare's performance; the impact of reported delays in the implementation of higher reimbursement rates; expectations concerning Omnicare's productivity and consolidation initiatives; the impact of delayed decision-making and project cancellation by pharmaceutical manufacturers; the impact of the integration of Omnicare's CRO operations; the potential impact of HCFA proposed changes to PPS and other legislative relief; the impact of Omnicare's clinical programs; opportunities for growth; together with other statements that are not historical, are forward-looking statements that are estimates reflecting the best judgment of Omnicare based on currently available information. Such forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of Omnicare, include overall economic, financial and business conditions; variations in Omnicare's quarterly operating results, particularly the impact of results in May and June 2000; trends for the continued growth of the businesses of Omnicare; Omnicare's ability to assess and react to the financial condition of its customers; the impact of seasonality on the business of Omnicare; the ability to implement the productivity and consolidation initiative; the realization of anticipated revenues, profitability and costs synergies; the continued successful integration of the CRO business and acquired companies; pricing and other competitive factors in the industry; the effect of new government regulations and/or legislative initiatives, including those relating to reimbursement policies and in the interpretation and application of such policies; the failure of Omnicare to obtain or maintain required regulatory approvals or licenses; loss or delay of contracts pertaining to Omnicare's contract research organization business for regulatory or other reasons; the impact of consolidation in the pharmaceutical industry; volatility in Omnicare's stock price; the demand for Omnicare's products and services; variations in costs or expenses; and other risks and uncertainties described in Omnicare's reports and filings with the Securities and Exchange Commission.

                  For more information on Omnicare, Inc. via the Internet, including a full menu of news releases, visit Omnicare.com or prnewsire.com/comp/136781.html.

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